                                                                       Exhibit 5


                               December 16, 1996

El Paso Electric Company
Board of Directors
303 N. Oregon Street
El Paso, Texas 79901



          Re: 3,500,000 Shares of Common Stock, no par value, of El Paso Electric Company

Gentlemen:

          We refer to the Registration Statement on Form S-8 filed with the Securities and Exchange Commission on December 16, 1996 (the "Registration Statement") by El Paso Electric Company (the "Company") under the Securities Act of 1933 (the "Act") relating to the registration of 3,500,000 shares of Common Stock (the "New Shares"), no par value, of the Company.

          We are familiar with the proceedings to date with respect to the proposed issuance of the New Shares pursuant to the Company's 1996 Long-Term Incentive Plan (the "1996 Plan") pursuant to the Registration Statement and have examined such records, documents and questions of law, and satisfied ourselves as to such matters of fact, as we have considered relevant and necessary as a basis for this opinion.

          Based on the foregoing, we are of the opinion that:

          The New Shares issued pursuant to the Plan will be validly issued, fully paid and nonassessable when (i) the Company's Board of Directors or a duly authorized committee of the Board shall have duly adopted final resolutions authorizing the award of such New Shares in accordance with the terms of the 1996 Plan, and (ii) certificates representing the New Shares shall have been duly executed, countersigned and registered in the books of the Company and duly delivered to the participants in the 1996 Plan in accordance with the terms of the 1996 Plan and, with respect to Stock Appreciation Rights and Stock Options (as such terms are defined in the 1996 Plan), upon receipt of the consideration therefor upon the exercise of such rights and options.

          We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement. In giving such consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Act.

                                        Very truly yours,

                                        /s/ Clark, Thomas & Winters,
                                            a Professinal Corporation